Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215770) of Varex Imaging Corporation of our report dated December 12, 2017 relating to the consolidated financial statements, which appear in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
December 12, 2017